Exhibit 99.1

Dale H. Taysom to Join Piedmont Office Realty Trust’s
Board of Directors

Atlanta, August 4, 2015 - Piedmont Office Realty Trust, Inc. (NYSE:PDM) announced today that Dale H. Taysom, former Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”), will join the Company’s Board of Directors beginning October 1, 2015. The addition is part of a planned transition as a result of Piedmont’s adoption of term limits for its directors during 2014. William H. Keogler, Jr. will retire from the Board effective September 30, 2015.

“We appreciate Mr. Keogler’s many years of service to our stockholders and we are very pleased that Dale in turn has agreed to join the Piedmont Board,” commented Michael R. Buchanan, Chairman of the Board. “Dale’s deep roots in the real estate industry and extensive experience in virtually every aspect of the real estate investment process are a perfect fit for us, particularly at this point in the real estate cycle when we are focused on capturing value for our shareholders by recycling capital from non-strategic markets into our targeted office sub-markets. We expect Dale’s strong underwriting knowledge and extensive contact list to be valuable assets as we manage that transition. ”

During Mr. Taysom’s 36-year career with PREI, he held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer. Additionally, he was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee. His responsibilities included asset management, acquisitions, sales, development, and portfolio management. He is currently a member of the Urban Land Institute and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers.

Commenting on his appointment, Mr. Taysom said, “I am pleased to join Piedmont and its board, particularly at such an exciting phase in the Company’s growth. The hard leasing work that has been done by the Piedmont team over the last several years should result in value creation for the portfolio. The recent Aon Center disposition is a perfect example of that, and I’m looking forward to being part of Piedmont’s next chapter.”

About Piedmont:
Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, over $6 billion portfolio is comprised of more than 21 million square feet. The Company is a fully-integrated, self-managed real estate investment trust (REIT) with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s (BBB) and Moody’s (Baa2). For more information, see www.piedmontreit.com.

Forward Looking Statements:
Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. This information is subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, these statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," “should”,"expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements are detailed in the Company`s most recent Annual Report on Form 10-K for the period ended December 31, 2014, and other documents the Company files with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contact:

Kerry Hughes
+1 770 418 8678
kerry.hughes@piedmontreit.com